John M. Murfitt LL. M. (Hons)
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Telephone:      (09) 486-2252                                 P.O.Box 33-182
Facsimile:      (09) 486-2953                                 Takapuna, Auckland
Mobile:         (025) 266-2953                                New Zealand
e-Mail:         jmurfitt@xtra.co.nz


18th October 2000

Mr Edwin G. Marshall
Chairman of the Board
Chief Executive Officer
Medizone International, Inc.
144 Buena Vista,
Stinson Beach, CA 94970
U. S. A.

By E-mail

Dear Mr Marshall

Re:  The Groundell Trust  - Funding Commitment

On behalf of the above Trust, I am instructed to confirm the following :-

(1) Subject to Government acceptance and verification of the contract documentation the Trust expects to be in a position to confirm the Funding timeframe on or before the 10th November 2000;
(2) Subject to the above, the Trust will then be in a position to confirm the timing for funds movement.
(3) At this stage, again subject to the parameters that will be set by the Authorities, the funding to your Corporation will be $US10 million within this calendar year.

The above three items are for dissemination to your shareholders only, and not for any further form of public information.

Because of sensitivity, particularly at this stage of the transaction, under NO circumstances, is the name of Groundell Trust to be used.

FOR YOUR  WEB SITE:

"Funding for the Corporation , as previously negotiated, is tracking in accordance with the critical time-flow provided by the Funders to us. At this time, it is envisaged that the first substantial draw-down will be in hand before the end of November 2000."

Yours faithfully
Signed " John M Murfitt "
John M Murfitt
General Counsel



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John M. Murfitt LL. M. (Hons)
--------------------------------------------------------------------------------
Telephone:      (09) 486-2252                                 P.O.Box 33-182
Facsimile:      (09) 486-2953                                 Takapuna, Auckland
Mobile:         (025) 266-2953                                New Zealand
e-Mail:         jmurfitt@xtra.co.nz


23rd May 2000

Mr Edwin G. Marshall
Chairman & CEO
Medizone International, Inc.
P.O. Box 742,
Stinson Beach
California 94970, U. S. A.

By e-mail and Facsimilie

Dear Sir

Re:  The Share Purchase - Groundell Trust
        Unconditional Funding Commitment

As General Counsel and duly authorized agent for the Groundell Trust it is hereby confirmed as an Unconditional Funding Commitment that the aforesaid Trust will purchase two million (2,000,000) shares in Medizone International, Inc. at the sum of $US5.00 each, thus making a total purchase consideration of Ten Million United States Dollars ($US10,000,000)

The aforesaid Trust further agrees to place an additional Ten Million United States Dollars ($US10,000,000) with your Company during the calendar year 2001. This placement will be valued and determined at a price yet to be negotiated and scaled to the performance of the Company up to the date of actual purchase.

The Trust looks forward to your Company now being in a position to progress with the excellent research and development which has been demonstrated to date.

Yours faithfully

/S/  John M Murfitt


John M Murfitt
General Counsel to the Groundell Trust
An duly Authorized Agent